Exhibit 99.1

Annovis Provides Corporate Updates and Second Quarter 2026 Financial Results

•	Pivotal Phase 3 Alzheimer’s disease (AD) trial is fully enrolled with a total number of 850 patients, exceeding original projections.

•	Parkinson’s disease (PD) open-label extension (OLE) study has enrolled 266 patients with full enrollment projected in Q4 2026.

•	Annovis will host a corporate update webinar on Wednesday, September 2, 2026, at 4:00 pm EDT.

Malvern, PA, August 14, 2026 -- Annovis Bio, Inc. (NYSE: ANVS) (“Annovis” or the “Company”), a Phase 3 clinical-stage biotechnology company developing the investigational oral therapy, buntanetap, for neurodegenerative diseases such as Alzheimer's disease (AD) and Parkinson's disease (PD), today provided business updates and reported financial results for the second quarter ended June 30, 2026.

“Our company witnessed major clinical strides during the second quarter,” said Maria Maccecchini, Ph.D., President and CEO of Annovis. “We reached an important milestone – full enrollment of our pivotal Phase 3 study in early AD – having recruited 850 patients. This number tells us how urgently patients and families need new options and underscores their faith in our approach to treating AD. We also plan to continue the ongoing study with an open-label extension (OLE) so AD patients can continue buntanetap treatment after finishing the trial. With topline data on track for early 2027, our team has already begun preparing for regulatory submission so that we are ready to move once the results are in hand.”

Clinical highlights

Alzheimer’s disease – pivotal Phase 3 trial

•	Enrollment: The trial is fully enrolled with 850 patients, exceeding the original target enrollment number of 760 patients.

•	Patients: The pivotal Phase 3 AD trial includes patients diagnosed with early AD (MMSE 20-28) who are also positive for plasma pTau217 biomarker, confirming the presence of amyloid and tau pathology in the brain.

•	Study design: The study measures cognition (ADAS-Cog13) and function (ADCS-iADL) as co-primary endpoints, supported by volumetric MRI, pTau217, and other biomarkers to evaluate changes in disease pathology. The study is designed to test both symptomatic (6 months) and disease-modifying (18 months) effects of buntanetap.

•	Timeline: The Company plans a database lock for the 6-month analysis in Q1 2027, with the top-line symptomatic data readout anticipated in the same quarter. The disease-modifying data readout is expected a year later.

Alzheimer’s disease – OLE study

•	Start: The AD OLE study is expected to initiate in October 2026.

•	Aim and patients: The AD OLE study will allow patients who are currently in the pivotal Phase 3 trial to receive buntanetap after completing their 18-month treatment period. Patients from both arms – buntanetap and placebo – will be allowed to join. The initiation of the AD OLE is timed to coincide with the first patient finishing their 18-month treatment, ensuring seamless transition into the extension study. The AD OLE will also be open to participants from Annovis’ prior AD clinical trials.

Parkinson’s disease – OLE study

•	Enrollment: The study has so far enrolled 266 patients toward its estimated enrollment goal of 500. It accepts participants who were in prior Annovis’ clinical trials as well as new patients who have deep brain stimulation (DBS).

•	Site activation: 26 clinical sites have been activated across the US.

•	Study design: The PD OLE study is designed to evaluate buntanetap's safety and long-term efficacy over the period of 36 months, supported by NeuroRPM, a real-time digital biomarker that measures core PD symptoms, and a skin biopsy test for alpha-synuclein pathology.

Corporate highlights

•	Management: Annovis promoted Cheng Fang, Ph.D., to Chief Scientific Officer (CSO), where she will oversee the clinical execution and scientific advancement of buntanetap as the Company approaches key regulatory milestones.

Upcoming milestones

•	Corporate webinar: Annovis will host a corporate update webinar on Wednesday, September 2, 2026, at 4:00 pm EDT. To participate, please register using the following link: Annovis Webinar - Corporate Update

•	Questions: Participants are encouraged to submit questions in advance to ir@annovisbio.com

Financial results

•	Annovis’ cash and cash equivalents totaled $18.7 million as of June 30, 2026, compared to $19.5 million as of December 31, 2025. Annovis had 42.6 million shares of common stock outstanding as of June 30, 2026.

•	Research and development expenses for the three months ended June 30, 2026, were $12.0 million compared to $5.2 million for the three months ended June 30, 2025.

•	General and administrative expenses for the three months ended June 30, 2026, were $2.4 million compared to $1.1 million for the three months ended June 30, 2025.

•	Annovis reported a $0.40 basic and diluted net loss per common share for the three months ended June 30, 2026, compared to a $0.32 basic and diluted net loss per common share for the three months ended June 30, 2025.

About Annovis

Headquartered in Malvern, Pennsylvania, Annovis Bio, Inc. (NYSE: ANVS) is a Phase 3 clinical-stage biotechnology company developing treatments for neurodegenerative diseases such as Alzheimer's disease (AD) and Parkinson's disease (PD). The Company's lead drug candidate, buntanetap (formerly posiphen), is an investigational once-daily oral therapy that inhibits the translation of multiple neurotoxic proteins, including APP and amyloid beta, tau, alpha-synuclein, and TDP-43, through a specific RNA-targeting mechanism. By addressing the underlying causes of neurodegeneration, Annovis aims to halt disease progression and improve cognitive and motor functions in patients. For more information, visit www.annovisbio.com and follow us on LinkedIn, YouTube, and X.

Investor Alerts

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by registering for email alerts at https://www.annovisbio.com/email-alerts.

Forward-Looking Statements

This press release contains forward-looking statements under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Actual results may differ due to various risks and uncertainties, including those outlined in the Company’s SEC filings under “Risk Factors” in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update forward-looking statements except as required by law.

Contact Information:
Annovis Bio Inc.
101 Lindenwood Drive
Suite 225
Malvern, PA 19355
www.annovisbio.com

Investor Contact:
Alexander Morin, Ph.D.
Director, Strategic Communications
Annovis Bio
ir@annovisbio.com

(Tables to follow)

ANNOVIS BIO, INC.
Balance Sheets

	June 30,
	2026	December 31,
	(Unaudited)	2025
Assets
Current assets:
Cash and cash equivalents	$18,728,945	$19,532,338
Prepaid expenses and other current assets	3,308,146	1,549,287
Total assets	$22,037,091	$21,081,625
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,327,138	$2,590,516
Accrued expenses	3,031,572	1,044,859
Total current liabilities	6,358,710	3,635,375
Non-current liabilities:
Warrant liability	19,933,000	595,000
Total liabilities	26,291,710	4,230,375
Commitments and contingencies (Note 6)
Stockholders’ equity:
Preferred stock - $0.0001 par value, 2,000,000 shares authorized and 0 shares issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000,000 shares authorized, 42,606,152 and 27,199,139 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	4,260	2,719
Additional paid-in capital	191,871,978	180,552,190
Accumulated deficit	(196,130,857)	(163,703,659)
Total stockholders’ equity	(4,254,619)	16,851,250
Total liabilities and stockholders’ equity	$22,037,091	$21,081,625

ANNOVIS BIO, INC.
Statement of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$12,007,300	$5,161,921	$28,727,663	$10,173,438
General and administrative	2,370,412	1,109,532	3,662,232	2,380,696
Total operating expenses	14,377,712	6,271,453	32,389,895	12,554,134
Operating loss	(14,377,712)	(6,271,453)	(32,389,895)	(12,554,134)
Other income:
Interest income	160,233	191,395	298,033	379,007
Other financing costs (Note 7)	(1,589,336)	—	(1,589,336)	—
Change in fair value of warrants (Note 7)	986,000	(140,000)	1,254,000	418,000
Total other income, net	(443,103)	51,395	(37,303)	797,007
Net loss	$(14,820,815)	$(6,220,058)	$(32,427,198)	$(11,757,127)
Net loss per share (Note 9)
Basic	$(0.40)	$(0.32)	$(0.99)	$(0.64)
Diluted	$(0.40)	$(0.32)	$(0.99)	$(0.64)
Weighted-average number of common shares used in computing net loss per share
Basic	37,518,778	19,486,231	32,710,046	18,464,877
Diluted	37,518,778	19,486,231	32,710,046	18,464,877